Filed pursuant to Rule 433 Registration Statement No. 333-180300-03 August 14, 2013

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The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

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Product Data (as of 13 Aug 2013)

Closing Price: $28.99 ETNs Outstanding: 20,062,716 Market Capitalization*: $581,618,137 * Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 13 Aug 2013)

Closing Price: $28.99 High (Daily): $29.24 Net Change (Daily): $-0.25 Low (Daily): $28.77 % Change (Daily): -0.85% Volume: 101,810 20-Day Volume Average: 242,509

Profile

Primary Exchange: NYSE Arca Annual Investor Fee: 0.85% ETN Ticker: MLPN Underlying Cushing® 30 MLP Index Ticker: MLPX Bloomberg ETN Keystroke: MLPN<EQUITY><GO> CUSIP: 22542D852 Inception Date: 13 Apr 2010 Maturity Date: 20 Apr 2020

Returns (as of 13 Aug 2013)

1 mo. 3 mo. 6 mo. YTD 1 Yr. Since Note Incept.

MLPN -4.64% -3.78% 3.87% 20.09% 19.94% 44.95%

MLPX -5.81% -3.64% 4.34% 18.87% 20.33% 43.40%

Historical performance data is not indicative of future performance of the Cushing® 30 MLP Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. investor fee.

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Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

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By Strategy Home > Our Products > MLP Index ETN: MLPN By Asset Class By Investment Objective

The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

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Performance Chart (MLPX):

Performance Periods: 6 Months

Performance of the Cushing 30 MLP Index

The above chart sets forth the actual historical performance of the Cushing® 30 MLP Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs.

Rebased for comparison purposes:

Performance Periods: 6 Months

Performance comparison

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

The above chart compares the historical performance of the Cushing® 30 MLP Index and the S&P 500® Index for the period indicated above. We obtained all closing levels of the S&P 500 Index from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. Historical performance is not indicative of future performance for either of the indices.

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By Strategy Home > Our Products > MLP Index ETN: MLPN By Asset Class By Investment Objective

The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

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Index Components

Company Name Ticker Weight in Index*

Access Midstream Partners LP ACMP UN 3.31% Alliance Holdings GP LP AHGP UW 3.41% Alliance Resource Partners LP ARLP UW 3.56% AmeriGas Partners LP APU UN 2.89% Atlas Pipeline Partners LP APL UN 3.25% Boardwalk Pipeline Partners LP BWP UN 3.22% Buckeye Partners LP BPL UN 3.36% Crosstex Energy Inc XTXI UW 3.21% Crosstex Energy LP XTEX UW 3.21% El Paso Pipeline Partners LP EPB UN 3.33% Enbridge Energy Partners LP EEP UN 3.29% Energy Transfer Equity LP ETE UN 3.86% Energy Transfer Partners LP ETP UN 3.63% Enterprise Products Partners L EPD UN 3.38% Genesis Energy LP GEL UN 3.33% Inergy LP NRGY UN 3.01% Kinder Morgan Energy Partners KMP UN 3.35% Kinder Morgan Inc/DE KMI UN 3.37% Magellan Midstream Partners LP MMP UN 3.50% MarkWest Energy Partners LP MWE UN 3.50% NuStar GP Holdings LLC NSH UN 3.26% ONEOK Partners LP OKS UN 3.34% Plains All American Pipeline L PAA UN 3.40% Spectra Energy Partners LP SEP UN 3.13% Sunoco Logistics Partners LP SXL UN 3.36%

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

Targa Resources Corp TRGP UN 3.55% Targa Resources Partners LP NGLS UN 3.49% Tesoro Logistics LP TLLP UN 3.01% Western Gas Partners LP WES UN 3.27% Williams Partners LP WPZ UN 3.25%

* Weight in Index is as of August 09, 2013

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Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

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By Strategy Home > Our Products > MLP Index ETN: MLPN By Asset Class By Investment Objective

The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

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Historical Coupons

Ex Date Record Date Payable Date Coupon Amount

May 24, 2013 May 29, 2013 June 06, 2013 $0.3636 February 27, 2013 March 1, 2013 March 11, 2013 $0.3447 November 27, 2012 November 29, 2012 December 07, 2012 $0.3342 August 24, 2012 August 28, 2012 September 06, 2012 $0.3271 May 24, 2012 May 29, 2012 June 06, 2012 $0.3613 February 27, 2012 February 29, 2012 March 08, 2012 $0.3326 November 25, 2011 November 29, 2011 December 07, 2011 $0.334656 August 24, 2011 August 26, 2011 September 06, 2011 $0.3197 May 25, 2011 May 27, 2011 June 07, 2011 $0.3228 February 25, 2011 March 1, 2011 March 09, 2011 $0.2946 November 24, 2010 November 29, 2010 December 07, 2010 $0.2993 August 25, 2010 August 27, 2010 September 07, 2010 $0.2900 May 26, 2010 May 28, 2010 June 08, 2010 $0.319204

The above data represents historical coupon payments made to holders of the ETN from April 13, 2010 – August 12, 2013. Historical performance is not indicative of future performance of the ETN

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 1997 - 2013 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

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By Strategy Home > Our Products > MLP Index ETN: MLPN By Asset Class By Investment Objective

The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

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Statistics (June 28, 2012 - June 30, 2013)

The Cushing 30 MLP Index S&P 500® Index (TRI)†

Average Month 0.73% 1.66% Best Month 12.29% 5.18% Worst Month -2.52% -1.85% One Year Total Return 28.20% 20.60% Annualized Standard Deviation 14.00% 12.43% Sharpe Ratio 2.00 1.65

The above data was generated using the actual historical performance of the Index from June 28, 2012 - June 30, 2013. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs.

† S&P 500® Index referred to above is a total return index with the ticker SPTR.

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By Strategy Home > Our Products > MLP Index ETN: MLPN By Asset Class By Investment Objective

The Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its MLPN Related Information Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are MLPN Factsheet listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by MLPN Prospectus the investor fee. Monthly Performance Report

Overview Charts Index Components Historical Coupons Statistics FAQs

What are the MLPN ETNs and how do they work?

What is the Cushing 30 MLP Index and who publishes the level of the Cushing 30 MLP Index?

How will the Coupon Payments be determined for the MLPN ETNs?

When will the Coupon Payment be paid?

How will payment at maturity or payment at repurchase be determined for the MLPN ETNs?

Will I receive fixed periodic interest on the MLPN ETNs?

How can I sell my MLPN ETNs?

How can I offer my MLPN ETNs for repurchase by Credit Suisse?

What are some of the risks of the MLPN ETNs?

Is this the right investment for me?

Does an investment in the MLPN ETNs entitle me to any ownership interests in the Constituent MLPs?

Will the MLPN ETNs be distributed by affiliates of Credit Suisse?

What are the U.S. federal income tax consequences of investing in the MLPN ETNs?

How has the Cushing 30 MLP Index performed historically?

The following is a summary of frequently asked questions relating to the terms of the Credit Suisse Equal Weight MLP Index Exchange Traded Notes (the "MLPN ETNs") due April 20, 2020 linked to the Cushing® 30 MLP Index. We urge you to read the following information, together with the other information (including information relating to risks associated with an investment in the MLPN ETNs) in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the MLPN ETNs.

Unless otherwise specified or the context otherwise requires, references to "Credit Suisse", the "Issuer", "we", "us" and "our" are to Credit Suisse AG, acting through its Nassau Branch.

What are the MLPN ETNs and how do they work?

The MLPN ETNs are medium-term notes of Credit Suisse, the return on which is linked to the performance of the Cushing® 30 MLP Index (the "Cushing 30 MLP Index"). Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

We may pay a quarterly coupon as described in the applicable pricing supplement. Since the payment of any quarterly coupon is uncertain, investors should not expect to receive fixed periodic interest payments. The MLPN ETNs are not principal-protected and are fully exposed to any decline in the Cushing 30 MLP Index. Depreciation of the Cushing 30 MLP Index will reduce your payment at maturity or upon repurchase, and you could lose your entire investment.

The denomination and stated principal amount of each ETN is $20. Any MLPN ETN issued in the future may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the MLPN ETNs at that time. back to top

What is the Cushing 30 MLP Index and who publishes the level of the Cushing 30 MLP Index?

The Cushing 30 MLP Index was created by Swank Energy Income Advisors, LP ("Swank"), as index sponsor (the "Index Sponsor"). The Cushing 30 MLP Index tracks the performance of 30 companies which hold mid-stream energy infrastructure assets in North America. The securities considered for inclusion in the Cushing 30 MLP Index must be publicly traded securities that represent either the limited or general partner interests of a partnership that is an operating company, or common units of a limited liability company that is an operating company (each, an "MLP"). We refer to those MLPs whose securities are included in the Cushing 30 MLP Index as "Constituent MLPs". The mid-stream energy sector involves the gathering, processing, transportation and storage of crude oil and natural gas.

The Cushing 30 MLP Index was established in November 2009 with an initial value of 100 for a base date of August 1, 2001. The Cushing 30 MLP Index is rebalanced on a quarterly basis in February, May, August and November of each year. On the trading day immediately succeeding the third Friday of any such month the weight of each Constituent MLP will be reset so that all the Constituent MLPs are equally weighted. In addition to the quarterly rebalancings, the Cushing 30 MLP Index is continually reviewed for changes, or operational adjustments, to the Cushing 30 MLP Index composition necessitated by extraordinary corporate actions, including mergers, takeovers, spin-offs, delistings and bankruptcy filings involving the Constituent MLPs. Changes to the Cushing 30 MLP Index may occur between the quarterly review periods if a specific corporate event makes a Constituent MLP ineligible. Swank has contracted with Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. ("S&P"), as index calculation agent to maintain and calculate the Cushing 30 MLP Index. The Bloomberg ticker symbol of the Cushing 30 MLP Index is "MLPX ".

The MLPN ETNs are not in any way sponsored, endorsed or promoted by the Index Sponsor or S&P. Neither the Index Sponsor nor S&P has any obligation to take the needs of any person into consideration in composing, determining, rebalancing or calculating the Cushing 30 MLP Index (or causing the Cushing 30 MLP Index to be calculated). In addition, neither the Index Sponsor nor S&P makes any warranty or representation whatsoever, express or implied, as to the results to be obtained from the use of the Cushing 30 MLP Index and/or the value of the Cushing 30 MLP Index at any particular time on any particular day or otherwise, and neither the Index Sponsor nor S&P shall be liable, whether in negligence or otherwise, to any person for any errors or omissions in the Cushing 30 MLP Index or in the calculation of the Cushing 30 MLP Index or under any obligation to advise any person of any errors or omissions therein.

How will the Coupon Payments be determined for the MLPN ETNs?

On each Coupon Payment Date (as defined below), for each $20 principal amount ETN, you will receive a cash payment on the applicable Coupon Payment Date (a "Coupon Payment") equal to (a) the MLP Distribution Amount (as defined below) minus (b) the Investor Fee (as defined below), each calculated as of the corresponding Coupon Valuation Date (as defined below).

To the extent that the MLP Distribution Amount is less than the Investor Fee, there will be no Coupon Payment made on the corresponding Coupon Payment Date, and an amount equal to the absolute value of the difference between the MLP Distribution Amount and the Investor Fee calculated on such Coupon Valuation Date (the "fee shortfall") will be added to the Investor Fee with respect to the next Coupon Valuation Date.

The "MLP Distribution Amount", as of any Coupon Valuation Date, will be an amount equal to the gross cash distributions that a "reference holder" would have been entitled to receive in respect of the Constituent MLPs held by such reference holder on the "record date" with respect to such Constituent MLPs, for those cash distributions whose "ex-dividend date" occurs during the Coupon Period (as defined below) with respect to such Coupon Valuation Date. A "reference holder" is, as of any date of determination, a hypothetical holder of a number of units of each Constituent MLP equal to the product of (a) the number of units of such Constituent MLP currently represented in the Cushing 30 MLP Index and (b) the Multiplier (as defined below). The reference holder is intended to reflect the hypothetical exposure the holder of a single ETN would have to each MLP Constituent at any given time.

Notwithstanding the foregoing, with respect to cash distributions for a Constituent MLP which is scheduled to be paid prior to the applicable Ex-Date (as defined below), if, and only if, the issuer of such Constituent MLP fails to pay the distribution to holders of such Constituent MLP by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable MLP Distribution Amount.

Unless the calculation agent for the MLPN ETNs, Credit Suisse International, determines that such information is not sufficient or accurate, the MLP Distribution Amount is expected to reflect the sum of the Daily Dividend Points on each trading day during a Coupon Period multiplied by the Multiplier. The "Daily Dividend Points" on any trading day is the value displayed on Bloomberg page "DES" for the Cushing 30 MLP Index on such day.

The "Multiplier" is equal to 0.070691, the quotient of 20 divided by the initial index level.

The "Investor Fee," with respect to any Coupon Valuation Date, including the final valuation date, will be equal to (a) (i) the annual investor fee multiplied by (ii) the number of days in the Coupon Period with respect to such Coupon Valuation Date divided by 365 multiplied by (iii) $20 multiplied by (iv) the Index Factor (as defined below), plus (b) the fee shortfall from the previous Coupon Valuation Date, if any. There will only be a fee shortfall from the previous Coupon Valuation Date if the MLP Distribution Amount on such previous Coupon Valuation Date minus the Investor Fee on such previous Coupon Valuation Date was negative. In such case, the fee shortfall is equal to the absolute value of such negative number.

The annual investor fee is equal to 0.85%.

Because the Investor Fee reduces your Coupon Payment and may reduce the amount of your return at maturity or upon repurchase, the level of the Cushing 30 MLP Index must increase by an amount equal to the percentage of the principal amount represented by the Investor Fee, minus the Coupon Payments, if any, in order for you to receive an aggregated amount over the term of the MLPN ETNs equal to at least the principal amount of your investment. If the level of the Cushing 30 MLP Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon repurchase by Credit Suisse.

The "Index Factor" on any valuation date will be equal to the closing level of the Cushing 30 MLP Index on that valuation date divided by the initial index level.

The initial index level is equal to 282.92, the closing level of the Cushing 30 MLP Index on the inception date.

The closing level of the Cushing 30 MLP Index on any trading day will be determined by the calculation agent based upon the closing level published on the Bloomberg page "MLPX " or any successor page on Bloomberg or any successor service, as applicable.

A "Coupon Period" with respect to each Coupon Valuation Date is the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the initial settlement date) to, and including such Coupon Valuation Date.

For a further description of how your Coupon Payment will be calculated, see the applicable pricing supplement.

When will the Coupon Payment be paid?

A "Coupon Payment Date" will be the fifteenth business day following the applicable Coupon Valuation Date, provided that the Coupon Payment Date corresponding to the final valuation date or any valuation date corresponding to a repurchase date will be the maturity date or such repurchase date, as applicable. In addition, if a repurchase date or the maturity date occurs prior to a scheduled Coupon Payment Date for which the Coupon Payment has been determined but not yet paid, instead of such Coupon Payment being paid on the regularly scheduled Coupon Payment Date, such Coupon Payment will be paid on either (i) the maturity date or (ii) the repurchase date applicable to a valuation date if, as of such valuation date, the Ex-Date with respect to such Coupon Payment has not yet occurred, as applicable.

A "Coupon Valuation Date" will be the 15th of February, May, August and November of each calendar year (or if any such day is not a scheduled trading day, the next succeeding scheduled trading day) as well as the final valuation date and any valuation date corresponding to a repurchase date.

The Coupon Payment will be paid to the holder of an ETN as of the applicable "Coupon Record Date", which will be the ninth scheduled business day following the corresponding Coupon Valuation Date.

The "Ex-Date", with respect to a Coupon Payment, will be the first day on which the primary exchange or market for trading of the MLPN

ETNs is scheduled to be open for trading that the MLPN ETNs trade without the right to receive the Coupon Payment.

How will payment at maturity or payment at repurchase be determined for the MLPN ETNs?

Unless your MLPN ETNs have been previously repurchased by us, either at your election or at ours, the MLPN ETNs will mature on April 20, 2020. Further details on the conditions and the procedures applicable to any such repurchase are set forth in the applicable pricing supplement.

Payment at maturity

If your MLPN ETNs have not previously been repurchased by Credit Suisse, at maturity you will receive a cash payment, per $20 principal amount ETN, equal to (a) the product of (i) $20 and (ii) the Index Factor on the final valuation date, plus (b) the final Coupon Payment determined on the final valuation date, if any, minus (c) the fee shortfall on the final valuation date, if any, subject to market disruption events. In no event, however, will the payment at maturity be less than zero. The indicative value is not the same as the closing price or any other trading price of the MLPN ETNs in the secondary market. The trading price of the MLPN ETNs at any time may vary significantly from their indicative value at such time. Any payment on the MLPN ETNs is subject to our ability to pay our obligations as they become due.

The Index Factor on the final valuation date will equal the closing level of the Cushing 30 MLP Index on the final valuation date divided by the initial index level. If the MLPN ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.

The fee shortfall on the final valuation date will be, if the MLP Distribution Amount is less than the Investor Fee, each determined on the final valuation date, equal to the absolute value of the difference between such MLP Distribution Amount and such Investor Fee. If such MLP Distribution Amount is equal to or greater than such Investor Fee, the fee shortfall on the final valuation date will be zero.

Payment Upon Repurchase

We have the right to repurchase the MLPN ETNs in whole and not in part on any business day during the term of the MLPN ETNs if the principal amount of the MLPN ETNs outstanding is 500,000 MLPN ETNs or less. We will also have the right to repurchase the MLPN ETNs in the event the MLPN ETNs are not currently listed on a national stock exchange or the publication of the Cushing 30 MLP Index is discontinued and no successor index is appointed. Our right to repurchase the MLPN ETNs will expire on the business day immediately preceding the last scheduled valuation date that is not the final valuation date, which we anticipate will be April 7, 2020. To repurchase the MLPN ETNs, we will deliver an irrevocable call notice to The Depository Trust Company ("DTC"), as holder of the global note. The trading day immediately succeeding the date the irrevocable call notice was delivered to DTC shall be the valuation date applicable to such repurchase, subject to market disruption events.

At your election you may, subject to certain restrictions, offer your MLPN ETNs for repurchase by Credit Suisse on any business day during the term of the MLPN ETNs through the business day immediately preceding the last scheduled valuation date that is not the final valuation date, which we anticipate will be April 7, 2020, provided that you offer at least 50,000 MLPN ETNs for repurchase and follow the procedures as described below. The trading day immediately succeeding the business day on which you deliver a valid repurchase notice to Credit Suisse shall be the valuation date applicable to such repurchase, subject to market disruption events.

If you choose to offer your MLPN ETNs for repurchase or they are repurchased at our option, you will receive a cash payment on the repurchase date in an amount equal to the "daily repurchase value", which is a cash payment per $20 principal amount ETN equal to (a) the product of (i) $20 and (ii) the Index Factor on the applicable valuation date, plus (b) the Coupon Payment determined on the applicable valuation date, if any, minus (c) the fee shortfall on such valuation date, if any. In no event, however, will the daily repurchase value be less than zero. In addition, you will receive the Coupon Payment with respect to the Coupon Valuation Date immediately preceding the applicable valuation date if, on the relevant valuation date, the Ex-Date with respect to such Coupon Payment has not yet occurred. For the avoidance of doubt, Credit Suisse Securities (USA) LLC ("CSSU") will act as our agent in connection with any repurchases at your option and may charge investors an additional fee of up to $0.03 for each ETN that is repurchased.

The Index Factor on any valuation date will be equal to the closing level of the Cushing 30 MLP Index on that valuation date divided by the initial Index level.

The fee shortfall on such valuation date will be, if the MLP Distribution Amount is less than the Investor Fee, each determined on such valuation date, equal to the absolute value of the difference between such MLP Distribution Amount and such Investor Fee. If such MLP Distribution Amount is equal to or greater than such Investor Fee, the fee shortfall on such valuation date will be zero.

Because the Investor Fee reduces your Coupon Payment and may reduce the amount of your return at maturity or upon repurchase, the level of the Cushing 30 MLP Index must increase by an amount equal to the percentage of the principal amount represented by the Investor Fee, minus the Coupon Payments, if any, in order for you to receive an aggregated amount over the term of the MLPN ETNs equal to at least the principal amount of your investment. If the level of the Cushing 30 MLP Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon repurchase by Credit Suisse.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Will I receive fixed periodic interest on the MLPN ETNs?

No. We will not make any fixed periodic payments of interest during the term of the MLPN ETNs, although you may receive quarterly Coupon Payments as described below and in the applicable pricing supplement. Unless you elect to have your MLPN ETNs repurchased by Credit Suisse, you will not receive any other payments on the MLPN ETNs prior to maturity of the MLPN ETNs.

How can I sell my MLPN ETNs?

We have listed the MLPN ETNs on NYSE Arca under the symbol "MLPN". If an active secondary market in the MLPN ETNs develops, we expect that investors will purchase and sell the MLPN ETNs primarily in this secondary market. In addition, Credit Suisse may repurchase your MLPN ETNs as described below.

How can I offer my MLPN ETNs for repurchase by Credit Suisse?

If you wish to offer your MLPN ETNs to Credit Suisse for repurchase, you and your broker must follow the following procedures:

Your broker must deliver a completed irrevocable Offer for Repurchase, a form of which is attached as Annex A to the applicable pricing supplement, to Credit Suisse by 10:00 a.m., New York City time, on the business day immediately preceding the valuation date applicable to the repurchase date. One portion of the Offer for Repurchase must be completed by you as beneficial owner of the MLPN ETNs and the other portion must be completed by your broker. You must offer at least 50,000 MLPN ETNs for repurchase by Credit Suisse on any repurchase date. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective;

Your broker must book a delivery vs. payment trade with respect to your MLPN ETNs on the applicable valuation date at a price equal to the applicable daily repurchase value, facing Credit Suisse; and

Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the MLPN ETNs in respect of such deadlines. If Credit Suisse does not receive your offer for repurchase by 10:00 a.m., New York City time, on the business day immediately preceding the applicable valuation date, your notice will not be effective and we will not accept your offer to repurchase your MLPN ETNs on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

What are some of the risks of the MLPN ETNs?

An investment in the MLPN ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" in the applicable pricing supplement.

Uncertain Principal Repayment - You may receive less than the principal amount of your MLPN ETNs at maturity or upon repurchase. If the level of the Cushing 30 MLP Index decreases, or does not increase, minus the Coupon Payments, if any, by an amount equal to the percentage of the principal amount represented by the Investor Fee, you will receive less, and possibly significantly less, than your original investment in the MLPN ETNs.

No Fixed Interest Payments - You will not receive any fixed periodic interest payments on the MLPN ETNs, and your quarterly Coupon Payments are uncertain and could be zero.

A Trading Market for the MLPN ETNs May Not Develop - Although we have listed the MLPN ETNs on NYSE Arca, a trading market for your MLPN ETNs may not develop. We are not required to maintain any listing of the MLPN ETNs on NYSE Arca or any other exchange.

The intraday indicative value and the closing indicative value are not the same as the closing price or any other trading price of the MLPN ETNs in the secondary market - The intraday indicative value and the closing indicative value of the MLPN ETNs are not the same as the closing price or any other trading price of the MLPN ETNs in the secondary market. The closing indicative value will be published on each index business day under the Bloomberg ticker symbol "MLPN". The Intraday Indicative Value of the MLPN ETNs will be calculated and published every 15 seconds on each trading day during normal trading hours under the Bloomberg ticker symbol "MLPN.IV" so long as no market disruption event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor and is based on the most recent intraday level of the Index. The trading price of the MLPN ETNs at any time is the price at which you may be able to sell your MLPN ETNs in the secondary market at such time, if one exists. The trading price of the MLPN ETNs at any time may vary significantly from the intraday indicative value of such MLPN ETNs at such time.

Credit Risk of the Issuer - Any payments you are entitled to receive on your MLPN ETNs are subject to the ability of Credit Suisse to pay its obligations as they come due.

Restrictions on Repurchases by Credit Suisse - You must offer at least the applicable minimum repurchase amount (as described in the pricing supplement) to Credit Suisse for your offer for repurchase to be considered.

Your Offer for Repurchase Is Irrevocable - You will not be able to rescind your offer for repurchase after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.

Uncertain Tax Treatment - No ruling is being requested from the Internal Revenue Service ("IRS") with respect to the tax consequences of the MLPN ETNs. There is no direct authority dealing with securities such as the MLPN ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax consequences described in the applicable pricing supplement. In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid forward contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the MLPN ETNs. Potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the MLPN ETNs, including possible alternative treatments.

Call Feature - Your MLPN ETNs may be repurchased if the principal amount of the MLPN ETNs outstanding is 500,000 MLPN ETNs or less. We will also have the right to repurchase the MLPN ETNs in the event the MLPN ETNs are not currently listed on a national stock exchange or the publication of the Cushing 30 MLP Index is discontinued and no successor index is appointed.

Is this the right investment for me?

Investment suitability must be determined individually for each investor, and the MLPN ETNs may not be suitable for all investors.

The MLPN ETNs may be a suitable investment for you if:

You seek an investment with a return linked to the performance of the Cushing 30 MLP Index and Coupon Payments which are dependent on the distributions on the Constituent MLPs.

You believe the level of the Cushing 30 MLP Index will increase by an amount greater than the percentage of the principal amount represented by the fees associated with the MLPN ETNs (minus the Coupon Payments, if any) sufficient to provide you with a satisfactory return on your investment during the term of the MLPN ETNs.

You are willing to accept the risk of fluctuations in the level of the Cushing 30 MLP Index.

You understand that the trading price of the MLPN ETNs at any time may vary significantly from the intraday indicative value and the closing indicative value of the MLPN ETNs at such time and that paying a premium purchase price over the indicative value of the MLPN ETNs could lead to significant losses in the event you sell the MLPN ETNs at a time when such premium is no longer present in the market place or the MLPN ETNs are repurchased by us (including at our option if the principal amount of the MLPN ETNs outstanding is $10,000,000 (500,000 MLPN ETNs) or less), in which case investors will receive a cash payment equal to the daily repurchase value.

The MLPN ETNs may not be a suitable investment for you if:

You are not willing to be exposed to fluctuations in the level of the Cushing 30 MLP Index or the amount of distributions on the Constituent MLPs.

You seek a guaranteed return of principal.

You believe the level of the Cushing 30 MLP Index will decrease or will not increase by an amount greater than the percentage of the principal amount represented by the fees associated with the MLPN ETNs (minus the Coupon Payments, if any) sufficient to provide you with a satisfactory return on your investment during the term of the MLPN ETNs.

You prefer the lower risk and therefore accept the potentially lower returns of conventional debt securities with comparable maturities and credit ratings.

You are not willing to be exposed to the trading price of the MLPN ETNs which, at any time, may vary significantly from the intraday indicative value and the closing indicative value.

Does an investment in the MLPN ETNs entitle me to any ownership interests in the Constituent MLPs?

No. An investment in the MLPN ETNs does not entitle you to any ownership interest or rights in the Constituent MLPs. You will not have any voting rights with respect to any Constituent MLPs, receive distributions or have any other interest or rights in any Constituent MLPs as a result of your ownership of the MLPN ETNs.

Will the MLPN ETNs be distributed by affiliates of Credit Suisse?

Our affiliate, CSSU, a member of the Financial Industry Regulatory Authority ("FINRA") participated in the initial distribution of the MLPN ETNs on the initial settlement date and will likely participate in any future distribution of the MLPN ETNs. CSSU is expected to charge normal commissions for the purchase of any MLPN ETNs and may also receive all or a portion of the Investor Fee. In addition, CSSU may charge investors an additional fee of up to $0.03 per ETN that is repurchased at the investor's option. Any offering in which CSSU participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the MLPN ETNs to any of its discretionary accounts without the prior written approval of the customer.

What are the U.S. federal income tax consequences of investing in the MLPN ETNs?

Please refer to the applicable pricing supplement for a discussion of certain U.S. federal income tax considerations for making an investment in the MLPN ETNs.

How has the Cushing 30 MLP Index performed historically?

Updates to the historical values of the Cushing 30 MLP Index are available under the tab "ETNs linked to the Cushing 30 MLP Index -Charts". Past performance is based upon a certain set of data, estimates and assumption and is not necessarily indicative of how the Cushing 30 MLP Index would have performed under a different set of parameters or how the Cushing 30 MLP Index will perform in the future.

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Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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